UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

September 15, 2010

MITEL NETWORKS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Canada	001-34699	98-0621254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Legget Drive

Ottawa, Ontario K2K 2W7

(Address of Principal Executive Offices) (Zip Code)

(613) 592-2122

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 15, 2010, Mitel Networks Corporation (the “Company”) held its Annual Meeting of Shareholders (“Annual Meeting”). As of the August 16, 2010 record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting, 52,833,122 shares of the Company’s common stock were outstanding and eligible to vote. A total of 42,977,366 shares voted in person or by proxy at the Annual Meeting. The results of the matters voted on by shareholders at the Annual Meeting are as follows:

1. Election of Directors

Director	For(1)	Withheld(1)	Broker Non-Votes
Dr. Terence H. Matthews	39,159,294	353,789	3,464,283
Donald W. Smith	39,499,294	13,789	3,464,283
Benjamin H. Ball	39,478,107	34,976	3,464,283
Peter D. Charbonneau	39,478,387	34,696	3,464,283
John-Paul Cossart	39,501,187	11,896	3,464,283
Andrew J. Kowal	39,501,064	12,019	3,464,283
John McHugh	39,501,231	11,852	3,464,283
Gilbert S. Palter	36,995,142	2,517,941	3,464,283
Henry L. Perret	39,501,231	11,852	3,464,283
Norman Stout	37,260,683	2,252,400	3,464,283

2. Appointment of Auditors (Deloitte & Touche LLP)

For	Withheld	Broker Non-Votes
42,951,254	26,112	0

(1)	As the vote for each motion was taken by a show of hands, the number of votes disclosed reflects only those proxies received by management in advance of the Annual Meeting.

Date: September 21, 2010

MITEL NETWORKS CORPORATION

By:	/s/ Gregory Hiscock
Name:	Gregory Hiscock
Title:	General Counsel & Corporate Secretary